UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 3, 2023

TECOGEN INC. (OTCQX: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 28, 2023, Tecogen Inc. (the “Company”) experienced a ransomware attack on its computer network. The Company promptly contacted its outside IT service providers to (i) limit access to the network, (ii) investigate the threat which appears to have been a spear phishing attack aimed at a specific target through the Company’s VPN, and (iii) restore files affected by the attack. Traces of malware associated with the attack were found on two workstations which have had their hard disks permanently removed from service. The Company’s network files were restored from the previous evening’s back-up and the Company’s network was fully operational on May 1, 2023. The Company has taken steps to improve its network security, including by changing all passwords and conducting a full audit of user accounts. The Company disabled VPN access to the network pending implementation of multi-factor authentication for network access and access to workstations, and requires a password to access support from IT personnel and consultants. The Company will continue to undertake regular reviews of its IT infrastructure and is investigating improved software and hardware cyber threat protection solutions.

The information in this Item 8.01 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
May 3, 2023	Abinand Rangesh, Chief Executive Officer